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                                                                   EXHIBIT 10.13

                      FORM OF DIRECTOR INDEMNITY AGREEMENT

            THIS DIRECTOR INDEMNITY AGREEMENT ("AGREEMENT") is made as of March 5, 2003, by and between INTERLEUKIN GENETICS, INC., a Delaware corporation (the "CORPORATION"), and the undersigned director of the Corporation ("INDEMNITEE").

            It is essential to the Corporation to attract and retain as directors the most capable persons available. The substantial increase in corporate litigation subjects directors and officers to expensive litigation risks at the same time that the availability of economical directors' and officers' liability insurance has been severely limited. In furtherance of the express policy of the Corporation to indemnify its directors so as to provide them with the maximum possible protection permitted by law, and in consideration of Indemnitee's agreement to serve as a director of the Corporation, the parties are entering into this Agreement.

            ACCORDINGLY, the parties agree as follows:

      SECTION 1. DEFINITIONS. As used in this Agreement:

      (a) "CHANGE IN CONTROL" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14a promulgated under the Exchange Act, provided that, without limitation, such a change in control shall be deemed to have occurred if: (1) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation' stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;
(2) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation' assets. Notwithstanding the foregoing, the "Contemplated Transactions," as defined in the Stock Purchase Agreement, dated as of the date of this Agreement, between the Corporation and Pyxis Innovations Inc., a Delaware corporation, shall not constitute of Change of Control for the purposes of this Agreement.

      (b) "EXPENSES" means all costs, expenses and obligations paid or incurred in connection with investigating, litigating, being a witness in, defending or participating in, or preparing to litigate, defend, be a witness in or participate in any matter that is the subject of a Proceeding (as defined below), including attorneys' and accountants' fees and court costs.

      (c) "PROCEEDING" means any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Corporation, or by reason of any action taken by Indemnitee or any inaction on Indemnitee's part while acting as a director, officer, employee, agent or fiduciary of the
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Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise. The term "Proceeding" also includes a proceeding in which Indemnitee successfully enforces the terms of this Agreement against the Corporation.

      (d) "RESOLUTION COSTS" includes any amount paid in connection with a Proceeding and in satisfaction of a judgment, fine, penalty or any amount paid in settlement.

      SECTION 2. AGREEMENT TO SERVE. Indemnitee agrees to serve as a director of the Corporation for so long as Indemnitee is duly elected or until the tender of Indemnitee's written resignation. If, as of the date of this Agreement, Indemnitee has not yet been elected/appointed to serve as a director of the Corporation, then this Agreement shall not become effective until Indemnitee is elected/appointed as a director.

      SECTION 3. INDEMNIFICATION. The indemnification provided under this Agreement shall be as follows:

      (a) The Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding. Additionally, in any Proceeding other than a Proceeding by or in the right of the Corporation, the Corporation shall indemnify Indemnitee against all Resolution Costs actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification shall be made under this subsection:

            (i) with respect to remuneration paid to Indemnitee if it is determined by a final judgment or other final adjudication that the remuneration was in violation of law or is required by law to be returned to the Corporation;

            (ii) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of
      Section 16 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or similar provisions of any federal, state or local law;

            (iii) on account of Indemnitee's conduct that is determined by a final judgment or other final adjudication to have been knowingly fraudulent, deliberately dishonest or willful misconduct;

            (iv) on account of Indemnitee's conduct that a final judgment or other final adjudication is determined to have been in bad faith, in opposition to best interests of the Corporation or produced an unlawful personal benefit;

            (v) with respect to a criminal proceeding if Indemnitee knew or reasonably should have known that Indemnitee's conduct was illegal;

            (vi) if a final decision by a court having jurisdiction in the matter determines that indemnification under this Agreement is not lawful; and

            (vii) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of
      Section 306(a) of the Sarbanes-Oxley Act of 2002.

      (b) In addition to any indemnification provided under Subsection 3(a) above, the Corporation shall indemnify Indemnitee against any Expenses or Resolution Costs incurred by Indemnitee, regardless of the nature of the Proceeding in which Expenses and/or Resolution Costs were incurred, if the Expenses

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or Resolution Costs are or would have been covered under any directors' and officers' liability insurance policies in effect on the effective date of this Agreement or that become effective on any later date.

      (c) In addition to any indemnification provided under Subsections 3(a) and 3(b) above, the Corporation shall provide Indemnitee, to the fullest extent allowed by law as now or later enacted or interpreted, with indemnification against any Expenses and/or Resolution Costs incurred by Indemnitee in connection with any Proceeding. To the extent a change in the laws governing this Agreement (whether by statute or judicial decision) permits greater indemnification, either by agreement or otherwise, than presently provided by law or this Agreement, it is the intent of the parties that Indemnitee shall enjoy by this Agreement the greater benefits afforded by the change.

      (d) Without limiting Indemnitee's right to indemnification under any other provision of this Agreement, the Corporation shall indemnify Indemnitee in accordance with the provisions of this subsection if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee was or is a director and/or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses actually and reasonably incurred by Indemnitee and any amounts paid by Indemnitee in settlement of the Proceeding, but only if Indemnitee acted in good faith in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation in the performance of his duty to the Corporation, unless and only to the extent that any court in which the Proceeding was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity, in which event indemnification shall be limited to expenses actually and reasonably incurred.

      (e) Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Corporation or any director, officer, employee, agent or fiduciary of the Corporation (in such capacity) unless the Corporation has joined in or consented to the initiation of the Proceeding or such Proceeding relates to the enforcement by Indemnity of Indemnitee's rights under this Agreement.

      SECTION 4. PAYMENT OF INDEMNIFICATION.

      (a) Expenses incurred by Indemnitee and subject to indemnification under
Section 3 above shall be paid directly by the Corporation or reimbursed to Indemnitee within ten days after the receipt of a written request of Indemnitee providing that Indemnitee undertakes to repay any amount paid or advanced under this Section if and to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification under Section 3.

      (b) Except as otherwise provided in Section 4(a) above, any indemnification under Section 3 above shall be made no later than 30 days after receipt by the Corporation of the written request of Indemnitee, unless within that 30-day period the Board of Directors, by a majority vote of a quorum consisting of directors who are not parties to the Proceeding, determines that Indemnitee is not entitled to the indemnification set forth in Section 3 or unless the Board of Directors refers Indemnitee's indemnification request to independent legal counsel. In cases where there are no directors who are not parties to the Proceeding, the indemnification request shall be referred to independent legal counsel. If the indemnification request is referred to independent legal counsel, then Indemnitee shall be paid no later than 45 days after Indemnitee's initial request to the Corporation unless within that time independent legal

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counsel presents to the Board of Directors a written opinion that indemnification is not allowed under Section 3 of this Agreement. If a Change in Control occurs and results in individuals who were directors prior to the circumstances giving rise to the Change in Control ceasing for any reason to constitute a majority of the Board of Directors, the above determination, if any, shall be made by independent legal counsel and not the Board of Directors. The Corporation agrees to pay the reasonable fees of the independent legal counsel and to fully indemnify that counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant to this Agreement. If there has not been a Change in Control, independent legal counsel shall be selected by the Board or Directors or the executive committee of the board, and if there has been a Change in Control, the independent legal counsel shall be selected by Indemnitee. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including reasonable attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The person, persons or entity making the determination with respect to Indemnitee's entitlement to indemnification shall notify Indemnitee of such determination no later than two (2) business days after the determination is made.

      (c) The right to indemnification payments as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not permitted by this Agreement or by law shall be on the Corporation or on the person challenging the indemnification. Neither the failure of the Corporation, including its Board of Directors, to have made a determination prior to the commencement of any Proceeding that indemnification is proper, nor an actual determination by the Corporation, including its Board of Directors or independent legal counsel, that indemnification is not proper, shall bar an action by Indemnitee to enforce this Agreement or create a presumption that Indemnitee is not entitled to indemnification under this Agreement. If the Board of Directors or independent legal counsel determines in accordance with Section 4(b) that Indemnitee would not be permitted to be indemnified in whole or in part, Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction and in which venue is proper seeking an independent determination by the court or challenging the determination by the Board of Directors or independent legal counsel, and the Corporation hereby consents to service of process and to appear in that Proceeding. Expenses incurred by Indemnitee in connection with successfully establishing Indemnitee's right to indemnification, in whole or in part, shall also be reimbursed by the Corporation.

      SECTION 5. DEFENSE OF CLAIM. Prior to a Change in Control:

      (a) The Corporation, jointly with any other indemnifying party, shall be entitled to assume the defense of any Proceeding as to which Indemnitee requests indemnification. After notice from the Corporation to Indemnitee of its election to assume the defense of a Proceeding, the Corporation shall not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by Indemnitee in connection with the defense of such matter other than reasonable costs of investigation or as otherwise provided in subsection (c) below.

      (b) Except as provided in Section 5(c), the Corporation need not, in any action or actions, employ or approve the employment of more than one counsel to represent Indemnitee and any other

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officer or other party entitled to indemnification pursuant to an agreement similar to this Agreement or otherwise.

      (c) Indemnitee may employ his own counsel in a Proceeding and be indemnified therefor if (i) the Corporation approves, in writing, the employment of such counsel, or (ii) either (A) Indemnitee has reasonably concluded that there are conflicts of interest between the Corporation and Indemnitee or between Indemnitee and other parties represented by counsel employed by the Corporation to represent Indemnitee in the Proceeding, or (B) the Corporation has not employed counsel to assume the defense of the Proceeding.

      SECTION 6. PARTIAL INDEMNIFICATION; SUCCESSFUL DEFENSE. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses or Resolution Costs actually and reasonably incurred by Indemnitee but not, however, for the total amount, the Corporation shall nevertheless indemnify Indemnitee for the portion of the Expenses or Resolution Costs to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all claims relating in whole or in part to a Proceeding or in defense of any issue or matter in a Proceeding, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection with that Proceeding.

      SECTION 7. CONSENT. Unless and until a Change in Control has occurred, the Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding made without the Corporation's written consent. The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

      SECTION 8. SEVERABILITY. If this Agreement or any portion of this Agreement (including any provision within a single section, subsection or sentence) shall be held to be invalid, void or otherwise unenforceable on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee as to any Expenses or Resolution Costs with respect to any Proceeding to the full extent permitted by law or any applicable portion of this Agreement that shall not have been invalidated, declared void or otherwise held to be unenforceable.

      SECTION 9. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE. The indemnification provided by this Agreement shall be in addition to any other rights that Indemnitee may be entitled to under the Certificate of Incorporation, the Bylaws, any agreement or any vote of stockholders or disinterested directors of the Corporation; the Delaware General Corporation Law; or otherwise, both as to actions in Indemnitee's official capacity and as to actions in another capacity while holding office.

      SECTION 10. NO PRESUMPTION. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

      SECTION 11. SUBROGATION. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of the payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do everything that may be necessary to secure those rights, including the execution of all documents necessary to enable the Corporation to effectively bring suit to enforce those rights.


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      SECTION 12. NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Agreement to make any payment to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable under this Agreement.

      SECTION 13. NOTICE. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give to the Corporation notice in writing as soon as practicable of any claim for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to Interleukin Genetics, Inc., 135 Beaver Street, Waltham, MA 02452 Attention:
Chief Executive Officer (or to any other individual or address that the Corporation designates in writing to Indemnitee). Notice shall be deemed received three days after the date postmarked if sent by prepaid mail properly addressed. In addition, Indemnitee shall give the Corporation any information and cooperation that it may reasonably require and is within Indemnitee's power to give.

      SECTION 14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which taken together shall constitute a single document.

      SECTION 15. CONTINUATION OF INDEMNIFICATION. The indemnification rights provided to Indemnitee under this Agreement, including the right provided under Subsection 4(a) above, shall continue after Indemnitee has ceased to be a director, officer, employee, agent or fiduciary of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise that Indemnitee served in any of those capacities at the request of the Corporation.

      SECTION 16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Corporation and Indemnitee and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation, spouses, heirs, and personal and legal representatives.

      SECTION 17. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in that State without giving effects to the principles of conflicts of laws.

      SECTION 18. LIABILITY INSURANCE. To the extent the Corporation maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee, whether or not then serving as a director and/or officer of the Corporation, shall be covered by the policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any officer, employee, agent or fiduciary of the Corporation.

      SECTION 19. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or any affiliate of the Corporation against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Corporation or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.


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      SECTION 20. AMENDMENTS; WAIVER. No supplement, modification, amendment, or waiver of this Agreement or any of its terms shall be binding unless executed in writing by all of the parties to this Agreement or, in the case of waiver, by the party against whom the waiver is asserted. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar) nor shall any waiver constitute a continuing waiver.

      SECTION 21. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the Corporation and Indemnitee in respect of the subject matter hereof and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof, including any previous indemnity agreements between the Corporation and Indemnitee.

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            The parties have executed this Director Indemnity Agreement as of the date stated in the first paragraph of this Agreement.

                                           INTERLEUKIN GENETICS, INC.



                                           By
                                             -----------------------------------

                                             Its
                                                --------------------------------


                                           INDEMNITEE


                                           -------------------------------------



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                SCHEDULE TO FORM OF DIRECTOR INDEMNITY AGREEMENT

Pursuant to Instruction 2 of Item 601 of Regulation S-K, we state that the Form of Director Indemnity Agreement filed as Exhibit 10.13 to our Current Report on Form 8-K dated March 5, 2003, is identical in all material respects with Director Indemnity Agreements we entered with certain of our Directors, other than with respect only to the Director parties to each agreement, which are as follows:

Parties to Director Indemnity Agreements

Edward M. Blair, Jr.
George Calvert
Gary L. Crocker
Thomas Moore
Phillip R. Reilly
John M. Garofalo
Kenneth Kornman
Beto Guajardo
Thomas R. Curran, Jr.

------------------

We hereby undertake to file copies of any or all of such Director Indemnity Agreements pursuant to an amendment to our Current Report on Form 8-K date March 5, 2003 upon the request of the Commission.